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                                                                     Exhibit 4.4

                              CIRRUS LOGIC, INC.

         SECOND AMENDED AND RESTATED 1989 EMPLOYEE STOCK PURCHASE PLAN

                       (Restated as of December 8, 2000)

                          (As Amended July 25, 2001)

     1.   Purpose.  The purpose of the Plan is to provide employees of the
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Company and its Designated Subsidiaries with an opportunity to purchase Common
Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          All share numbers in this Restatement reflect the 2-for-1 stock split effected July 18, 1995.

     2. Definitions.
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          (a)  "Board" shall mean the Board of Directors of the Company.
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          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" shall mean the Common Stock, $0.001 par value,
                ------------
of the Company.

          (d)  "Company" shall mean Cirrus Logic, Inc., a Delaware corporation.
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          (e)  "Compensation" shall mean gross earnings, including payments for
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overtime, incentive payments, bonuses and commissions.

          (f)  "Continuous Status as an Employee" shall mean the absence of any
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interruption or termination of service as an Employee. Continuous Status as an
Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g)  "Designated Subsidiaries" shall mean the Subsidiaries which have
                -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h)  "Employee" shall mean any person, including an officer, who is
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customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (i)  "Exercise Date" shall mean the last day of each offering period
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of the Plan.
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          (j)  "Offering Date" shall mean the first day of each offering period
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of the Plan.

          (k)  "Offering Period" shall have the meaning set forth in Section
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4 of the Plan.

          (l)  "Plan" shall mean this Amended 1989 Employee Stock Purchase Plan.
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          (m)  "Subscription Agreement" shall have the meaning set forth in
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Section 5 of the Plan.

          (n)  "Subsidiary" shall mean a corporation, domestic or foreign, of
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which not less than fifty percent (50%) of the voting shares are held by the
Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.
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          (a)  Any person who is an Employee as of the Offering Date of the first offering period shall be eligible to participate in such offering period under the Plan; thereafter, any person who is an Employee fifteen (15) days prior to the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan. The eligibility criteria set forth in this paragraph 3(a) is subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods.  The Plan shall be implemented by one offering during
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each six month period of the Plan.  The first offering period commenced on the effective date of the Company's initial public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission and terminated on December 31, 1989. Subsequent offering periods shall continue until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

     5. Participation.
        -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company (the "Subscription Agreement") and filing it with the Company's payroll office fifteen (15) days prior to

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the applicable Offering Date, unless a later time for filing the Subscription
Agreement is set by the Board for all eligible Employees with respect to a given offering.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such Subscription Agreement is applicable, unless sooner terminated by the participant as provided in paragraph 10.

     6. Payroll Deductions.
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          (a)  At the time a participant files his Subscription Agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount which is a minimum of two percent (2%) and a maximum of ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall be a minimum of two percent (2%) and a maximum of ten percent (10%) of his aggregate Compensation during said offering period, unless the Board determines otherwise in a manner applicable uniformly to all of the participants of the Plan. The payroll deductions that a participant may elect shall only be made in whole percentages of the participant's Compensation.

          (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new Subscription Agreement. The change in rate effected by the new Subscription Agreement shall be effective fifteen (15) days following the Company's receipt of such agreement.

     7. Grant of Option.
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          (a)  On the Offering Date of each offering period, each eligible
Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on The New York Stock Exchange or on another established stock exchange

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(including, for this purpose, the Nasdaq National Market), the closing sale price for a share of the Common Stock on the composite tape for such exchange (or in Nasdaq National Market trading, if applicable) as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Board shall select) for such date, or, if no such price is reported for such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Board shall, in its discretion, select and apply in good faith as of such date.

     8.   Exercise of Option.  Unless a participant withdraws from the Plan as
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provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. Effective for Offering Periods commencing on or after December 31, 2000, the amount, if any, held in a participant's account under the Plan which remains in such account after the purchase of the maximum number of full shares subject to the option pursuant to this Section 8 shall be paid to the participant within thirty (30) days of the Exercise Date. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9.   Delivery.  Within 30 days after the Exercise Date of each offering
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period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be paid to the participant within thirty (30) days of the Exercise Date.

     10.  Withdrawal; Termination of Employment.
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          (a)  A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan fifteen (15) days prior to the Exercise Date of the offering period by giving written notice to the Company.
By such written notice to the Company, (i) a participant may elect to have all of the participant's payroll deductions credited to his account (A) paid to him within thirty (30) days after receipt of such written notice of withdrawal or
(B) continue to be held by the Company for the purchase of shares of Common Stock hereunder on the next succeeding Exercise Date as designated by the participant in such written notice; and (ii) his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

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          (b)  Upon termination of the participant's Continuous Status as an
Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. Interest.  No interest shall accrue on the payroll deductions of a
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participant in the Plan.

     12. Stock.
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          (a)  The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 5,800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. Such authorized share reserve includes (i) the increase of an additional 300,000 shares authorized by the Board March 22, 1990 and approved by the stockholders July 26, 1990, (ii) the increase of an additional 400,000 shares authorized by the Board March 21, 1991 and approved by the stockholders July 25, 1991, (iii) the increase of an additional 100,000 shares authorized by the Board April 7, 1992 and approved by the stockholders July 23, 1992, (iv) the increase of an additional 400,000 shares authorized by the Board May 25, 1993 and approved by the stockholders July 27, 1993, (v) the increase of an additional 600,000 shares authorized by the Board May 5, 1994 and approved by the stockholders July 26, 1994, (vi) the increase of an additional 800,000 shares authorized by the Board April 17, 1995 and approved by the stockholders August 1, 1995, (vii) the increase of an additional 600,000 shares authorized by the Board May 21, 1996 and approved by the stockholders August 1, 1996, (viii) the increase of an additional 1,000,000 shares authorized by the Board May 19, 1997 and approved by the stockholders July 31, 1997, (ix) the increase of an additional 300,000 shares authorized by the Board and approved by the stockholders July 21, 1998, (x) the increase of an additional 900,000 shares authorized by the Board April 1, 1999 and approved by the stockholders July 29, 1999, and (xi) the increase of an additional 200,000 shares authorized by the Board April 25, 2001 and approved by the stockholders July 25, 2001. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

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          (b)  The maximum number of shares which a participant may purchase in any offering period shall be five hundred (500) shares.

          (c) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13. Administration.  The Plan shall be administered by the Board of the
         --------------
Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     14. Designation of Beneficiary.
         --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability.  Neither payroll deductions credited to a
         ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

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     16. Use of Funds.  All payroll deductions received or held by the Company
         ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports.  Individual accounts will be maintained for each participant
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in the Plan.  Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization.  Subject to any required
         ------------------------------------------
action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination.
         ------------------------

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          (a)  The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 21) if such amendment would increase the number of shares that may be issued under the Plan.

          (b) This restatement reflects the amendments to the Plan to increase the number of shares reserved under the Plan as follows: (i) the increase of an additional 300,000 shares authorized by the Board March 22, 1990 and approved by the stockholders July 26, 1990, (ii) the increase of an additional 400,000 shares authorized by the Board March 21, 1991 and approved by the stockholders July 25, 1991, (iii) the increase of an additional 100,000 shares authorized by the Board April 7, 1992 and approved by the stockholders July 23, 1992, (iv) the increase of an additional 400,000 shares authorized by the Board May 25, 1993 and approved by the stockholders July 27, 1993, (v) the increase of an additional 600,000 shares authorized by the Board May 5, 1994 and approved by the stockholders July 26, 1994, (vi) the increase of an additional 800,000 shares authorized by the Board April 17, 1995 and approved by the stockholders August 1, 1995, (vii) the increase of an additional 600,000 shares authorized by the Board May 21, 1996 and approved by the stockholders August 1, 1996, (viii) the increase of an additional 1,000,000 shares authorized by the Board May 19, 1997 and approved by the stockholders July 31, 1997, (ix) the increase of an additional 300,000 shares authorized by the Board and approved by the stockholders July 21, 1998, (x) the increase of an additional 900,000 shares authorized by the Board April 1, 1999 and approved by the stockholders July 29, 1999, and (xi) the increase of an additional 200,000 shares authorized by the Board April 25, 2001 and approved by the stockholders July 25, 2001.

     20. Notices.  All notices or other communications by a participant to the
         -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Stockholder Approval.
         --------------------

          (a) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) If any required approval by the stockholders of the Plan itself or of any amendment to increase the number of shares reserved for issuance under the Plan is solicited at any time other than in the manner described in paragraph 21(a) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the granting of an option hereunder to an officer or director do the following:

                    (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

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                    (ii) file with, or mail for filing to, the Securities and
Exchange Commission four copies of the written information referred to in subsection (ii) hereof not later than the date on which such information is first sent or given to stockholders.

     22. Conditions Upon Issuance of Shares.  Shares shall not be issued with
         ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan.  The Plan shall become effective upon the earlier to
         ------------
occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

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